AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

OF

JOHN HANCOCK PREFERRED INCOME FUND II

601 Congress Street

Boston, Massachusetts 02210

Dated January 22, 2016

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Article VII

DURATION; TERMINATION OF TRUST OR A SERIES OR CLASS; AMENDMENT; MERGERS, ETC.

Section 7.1.	Duration	23
Section 7.2.	Termination or merger of the Trust or a Series or a Class; Sale of all or substantially all of the assets of the Trust	23
Section 7.3.	Amendment Procedure	24
Section 7.4.	Conversion	25
Section 7.5.	Incorporation	25

Article VIII

REPORTS TO SHAREHOLDERS

Article IX

MISCELLANEOUS

Section 9.1.	Execution and Filing	26
Section 9.2.	Governing Law	26
Section 9.3.	Counterparts	26
Section 9.4.	Reliance by Third Parties	27
Section 9.5.	Provisions in Conflict with Law or Regulations	27

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AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST made this 22nd day of January, 2016, by the undersigned (together with all other persons from time to time duly elected, qualified and serving as Trustees in accordance with the provisions of Article II hereof, the “Trustees”);

WHEREAS, the Trustees previously established a Massachusetts business trust for the investment and reinvestment of funds contributed thereto;

WHEREAS, the Trustees desire to amend and restate the Declaration of Trust in its entirety;

NOW, THEREFORE, the Trustees hereby amend and restate the Declaration of Trust as hereinafter set forth:

Article I

NAME AND DEFINITIONS

Section 1.1.          Name. The name of the Trust created hereby is “John Hancock Preferred Income Fund II” (the “Trust”).

Section 1.2.          Definitions. Wherever they are used herein, the following terms have the following respective meanings:

(a)                “Administrator” means the party, other than the Trust, to the contract described in Section 3.3 hereof.

(b)               “Adviser” or “Investment Adviser” means the party, other than the Trust, to the contract described in Section 3.2 hereof.

(c)                “By-Laws” means the By-Laws of the Trust referred to in Section 2.8 hereof, as amended from time to time.

(d)               “Class” or “Class of Shares” means any division of Shares into two or more Classes within a Series in accordance with the provisions of Article V.

(e)                The terms “Commission” and “Interested Person” have the meanings given them in the 1940 Act. Except as such term may be otherwise defined by the Trustees in conjunction with the establishment of any Series, the term “vote of a majority of the Outstanding Shares entitled to vote” shall have the same meaning as is assigned to the term “vote of a majority of the outstanding voting securities” in the 1940 Act.

(f)                “Common Shares” means the Trust’s common shares of beneficial interest.

(g)               “Custodian” means any Person other than the Trust who has custody of any Trust Property as required by Section 17(f) of the 1940 Act, but does not include a system for the central handling of securities described in said Section 17(f).

(h)               “Declaration” and “Declaration of Trust” means this Agreement and Declaration of Trust, as amended from time to time. Reference in this Declaration of Trust to “Declaration,” “hereof,” “herein,” and “hereunder” shall be deemed to refer to this Declaration rather than exclusively to the article or section in which such words appear.

(i)                 “Fundamental Restrictions” means the investment restrictions set forth in the Prospectus and Statement of Additional Information for any Series and designated as fundamental restrictions therein with respect to such Series.

(j)                 “His” shall include the feminine and neuter, as well as the masculine, genders.

(k)               “Investment Adviser” means the party, other than the Trust, to the contract described in Section 3.2 hereof.

(l)                 “Majority of the Trustees” means a majority of the Trustees in office at the time in question. At any time at which there shall be only one Trustee in office, such phrase shall mean such Trustee.

(m)             “1940 Act” means the Investment Company Act of 1940.

(n)               “Person” means and includes individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

(o)               “Preferred Shares” means the Trust’s preferred shares or any Class thereof. The provisions of this Declaration of Trust relating to the Preferred Shares shall have no force and effect unless and until one or more Classes of Preferred Shares are first duly authorized, issued and outstanding.

(p)               “Prospectus” means the Prospectuses and Statements of Additional Information included in the Registration Statement of the Trust under the Securities Act of 1933 and 1940 Act, as amended, as such Prospectuses and Statements of Additional Information may be amended or supplemented and filed with the Commission from time to time.

(q)               “Series” or “Series of Shares” individually or collectively means the separately managed component(s) of the Trust (or, if the Trust shall have only one such component, then that one) as may be established from time to time by the Trustees pursuant to Section 5.11 hereof.

(r)                 “Shareholder” means a record owner of Outstanding Shares.

(s)                “Shares” means the equal proportionate transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time, including the Shares of any and all Series or of any Class within any Series (as the context may require) which may be established by the Trustees, and includes fractions of Shares as well as whole Shares. “Outstanding” Shares means those Shares shown from time to time on the books of the Trust or its Transfer Agent as then issued and outstanding, but shall not include Shares which have been redeemed or repurchased by the Trust and which are at the time held in the treasury of the Trust.

(t)                 “Transfer Agent” means the party, other than the Trust, to the contract described in Section 3.5 hereof.

(u)               “Trust” means John Hancock Preferred Income Fund II.

(v)               “Trustees” means the persons who have signed this Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who now serve or may from time to time be duly appointed, elected, qualified and serving as Trustees of the Trust in accordance with the provisions of Article II hereof. Reference herein to a Trustee or the Trustees shall refer to such person or persons in this capacity or their capacities as trustees hereunder. At any time at which there shall be only one Trustee in office, such term shall mean such single Trustee.

(w)             “Trust Property” means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees, including any and all assets of or allocated to any Series or Class, as the context may require.

(x)               “Underwriter” means the party, other than the Trust, to the contract described in Section 3.1 hereof.

Article II

TRUSTEES

Section 2.1.          General Powers. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without The Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies and instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees.

The enumeration of any specific power herein shall not be construed as limiting the aforesaid powers. Such powers of the Trustees may be exercised without order of or resort to any court.

Section 2.2.          Certain Specific Powers. The Trustees shall have the power:

(a)                To operate as and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations.

(b)               To invest in, hold for investment, or reinvest in, cash; securities, including common, preferred and preference securities; warrants; subscription rights; profit-sharing interests or participations and all other contracts for or evidence of equity interests; bonds, debentures, bills, time notes and all other evidences of indebtedness; negotiable or non-negotiable instruments; government securities, including securities of any state, municipality or other political subdivision thereof, or any governmental or quasi-governmental agency or instrumentality; and money market instruments including bank certificates of deposit, finance paper, commercial paper, bankers’ acceptances and all kinds of repurchase agreements, of any corporation, company, trust, association, firm or other business organization however established, and of any country, state, municipality or other political subdivision, or any governmental or quasi-governmental agency or instrumentality; any other security, instrument or contract the acquisition or execution of which is not prohibited by any Fundamental Restriction; and the Trustees shall be deemed to have the foregoing powers with respect to any additional securities in which the Trust may invest should the Fundamental Restrictions be amended.

(c)                To acquire (by purchase, subscription or otherwise), to hold, to trade in and deal in, to acquire any rights or options to purchase or sell, to sell or otherwise dispose of, to lend and to pledge any such securities, to enter into repurchase agreements, reverse repurchase agreements, firm commitment agreements, forward foreign currency exchange contracts, interest rate, mortgage or currency swaps, and interest rate caps, floors and collars, to purchase and sell options on securities, indices, currency, swaps or other financial assets, futures contracts and options on futures contracts of all descriptions and to engage in all types of hedging, risk management or income enhancement transactions.

(d)               To exercise all rights, powers and privileges of ownership or interest in all securities and repurchase agreements included in the Trust Property, including the right to vote thereon and otherwise act with respect thereto and to do all acts for the preservation, protection, improvement and enhancement in value of all such securities and repurchase agreements.

(e)                To acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose of (by sale or otherwise) any property, real or personal, including cash or foreign currency, and any interest therein.

(f)                To borrow money and in this connection issue notes or other evidence of indebtedness; to issue Preferred Shares; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust Property; and to endorse, guarantee, or undertake the performance of any obligation or engagement of any other Person and to lend Trust Property.

(g)               To aid by further investment any corporation, company, trust, association or firm, any obligation of or interest in which is included in the Trust Property or in the affairs of which the Trustees have any direct or indirect interest; to do all acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest; and to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of any such corporation, company, trust, association or firm.

(h)               To enter into one or more underwriting or other agreements intended to result in the distribution of Shares.

(i)                 To establish multiple Classes of Shares (as authorized herein at Section 5.11), and to the extent necessary or appropriate to give effect to preferences, special or relative rights and privileges of any Class or Series of Shares, to allocate assets, liabilities, income and expenses of the Shares or to apportion the same among two or more Classes or Series.

(j)                 To enter into, make and perform all such obligations, contracts, agreements and undertakings of every kind and description, with any person or persons, as the Trustees shall in their discretion deem expedient in the conduct of the business of the Trust, for such terms as they shall see fit, whether or not extending beyond the term of office of the Trustees, or beyond the possible expiration of the Trust; and to amend, extend, release or cancel any such obligations, contracts, agreements or understandings; and to execute, acknowledge, deliver and record all written instruments which they may deem necessary or expedient in the exercise of their powers.

(k)               In general to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or arising out of or connected with the aforesaid business or purposes, objects or powers.

The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees.

Notwithstanding any other provision herein, the Trustees shall have full power in their discretion as contemplated in Section 7.5, without any requirement of approval by Shareholders, to invest part or all of the Trust Property (or part or all of the assets of any Series), or to dispose of part or all of the Trust Property (or part or all of the assets of any Series) and invest the proceeds of such disposition, in securities issued by one or more other investment companies registered under the 1940 Act. Any such other investment company may (but need not) be a trust (formed under the laws of any state) which is classified as a partnership or corporation for federal income tax purposes.

The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

Section 2.3.          Legal Title. Legal title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust or any Series of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine, provided that the interest of the Trust therein is deemed appropriately protected. The right, title and interest of the Trustees in the Trust Property and the Property of

each Series of the Trust shall vest automatically in each Person who may hereafter become a Trustee. Upon the termination of the term of office, resignation, removal or death of a Trustee, he shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

Section 2.4.          Issuance and Repurchase of Shares. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares and, subject to the provisions set forth in Articles VI and Section 5.11 hereof, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust or of the particular Series with respect to which such Shares are issued, whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of The Commonwealth of Massachusetts governing business corporations.

Section 2.5.          Delegation; Committees. The Trustees shall have power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or any Series of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient, to the same extent as such delegation is permitted by the 1940 Act.

Section 2.6.          Collection and Payment. The Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

Section 2.7.          Expenses. The Trustees shall have the power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees.

Section 2.8.          Manner of Acting; By-laws. Except as otherwise provided herein or in the By-laws, any action to be taken by the Trustees may be taken by a Majority of the Trustees present at a meeting of Trustees, including any meeting held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consents of a majority of Trustees then in office. The Trustees may adopt By-laws not inconsistent with this Declaration to provide for the conduct of the business of the Trust and may amend or repeal such By-laws to the extent such power is not reserved to the Shareholders.

Notwithstanding the foregoing provisions of this Section 2.8 and in addition to such provisions or any other provision of this Declaration or of the By-laws, the Trustees may by resolution appoint a committee consisting of less than the whole number of Trustees then in office, which committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committee were the acts of all the Trustees then in office, with respect to the institution, prosecution, dismissal, settlement, review or investigation of any action, suit or proceeding which shall be pending or threatened to be brought before any court, administrative agency or other adjudicatory body.

Section 2.9.          Miscellaneous Powers. The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust or any Series thereof; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) subject to the provisions of this Article II, remove Trustees, fill vacancies in, add to or subtract from their number, elect and remove such officers and appoint and terminate such agents or employees as they consider appropriate, and appoint from their own number, and terminate, any one or more committees which may exercise some or all of the power and authority of the Trustees as the Trustees may determine; (d) purchase, and pay for out of Trust Property or the property of the appropriate Series of the Trust, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, administrators, underwriters, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (e) establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (f) to the extent permitted by law, indemnify any person with whom the Trust or any Series thereof has dealings, including the Investment Adviser, Administrator, Underwriter, Transfer Agent and selected dealers, to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year and taxable year of the Trust or any Series thereof and the method by which its or their accounts shall be kept; and (i) adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

Section 2.10.      Principal Transactions. Except for transactions not permitted by the 1940 Act or rules and regulations adopted, or orders issued, by the Commission thereunder, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust or any Series thereof to any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with the Investment Adviser, any Underwriter or Transfer Agent or with any Interested Person of such Person; and the Trust or a Series thereof may employ any such Person, or firm or company in which such Person is an Interested Person, as broker, legal counsel, registrar, Transfer Agent, dividend disbursing agent or Custodian upon customary terms.

Section 2.11.      Litigation.

(a)                The Trustees shall have the power to engage in and to prosecute, defend, compromise, abandon, or adjust by arbitration, or otherwise, any actions, suits, proceedings, disputes, claims, and demands relating to the Trust or arising out of or relating to the Trustees’ service to the Trust, and out of the assets of the Trust or any Series thereof to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any appropriate committee thereof, in the exercise of their or its good faith business judgment, to dismiss any action, suit, proceeding, dispute, claim, or demand, derivative or otherwise, brought by any person, including a Shareholder in its own name or the name of the Trust, whether or not the Trust or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust or any Class or Series thereof. To the maximum extent permitted by law, any exercise of power described in this Section 2.11 shall be final and binding on all Persons, including Shareholders.

(b)               Any suit, action or proceeding brought by or in the right of any Shareholder or any Person claiming any interest in any Shares seeking to enforce any provision of, or based on any matter arising out of, related to, or in connection with, this Declaration or the Trust, any Series or Class or any Shares, including without limitation any claim (whether direct, derivative or otherwise) of any nature against or on behalf of the Trust, any Series or Class, the Trustees or officers of the Trust, or the Investment Adviser, shall be brought exclusively in the United States District Court for the District of Massachusetts, or to the extent such court does not have jurisdiction, then such actions and/or claims shall be brought in the Superior Court of Suffolk County for the Commonwealth of Massachusetts. If a Shareholder or group of Shareholders bring a claim in a jurisdiction other than as specified above, and venue for such claim is subsequently changed through legal process to the United States District Court for the District of Massachusetts or the Superior Court of Suffolk County for the Commonwealth of Massachusetts, such Shareholder(s) shall reimburse all expenses incurred by the Trust or any other Person in effecting such change of venue.

(c)                In addition to any requirements applicable to shareholders of a Massachusetts business corporation that are not inconsistent with the terms of this Declaration, a Shareholder or Shareholders may bring a derivative action on behalf of the Trust only in accordance with the terms of this Section 2.11.

(d)               Except to the extent expressly permitted under the federal securities laws, no Shareholder or group of Shareholders shall have the right to bring or maintain any court action, proceeding or claim on behalf of the Trust or any Series or Class of Shares without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees, unless the demanding Shareholder(s) make a specific showing that irreparable nonmonetary injury to the Trust or Series or Class of Shares that the Shareholder(s) could not reasonably have prevented would otherwise result. Such demand shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder(s) to support the allegations made in the demand. The Trustees shall consider the merits of the claim and determine whether commencing or maintaining a suit would be in the best interests of the Trust or the affected Series or Class, as applicable. In their sole discretion, the Trustees may submit the question of whether to proceed with the claim to a vote of Shareholders of the Trust or a Series or Class of Shares, as appropriate. To the maximum extent permitted by law, any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be final and binding upon the Shareholders.

(e)                Any Trustee acting in connection with any demand or any proceeding relating to a claim on behalf of or for the benefit of the Trust or any Series or Class thereof who is not an Interested Person of the Trust shall be deemed to be independent and disinterested with respect to any actions taken in connection with any such demand, proceeding, or claim. Without limiting the foregoing, a Trustee otherwise independent for purposes of considering the demand shall not be considered not to be independent and disinterested by virtue of (i) the fact that such Trustee receives remuneration for his service as a Trustee of the Trust or as a trustee or director of one or more investment companies with the same or an affiliated investment adviser or underwriter, (ii) the amount of such remuneration, (iii) the fact that such Trustee was identified in the demand as a potential defendant or witness or was named as a defendant in any derivative action, or (iv) the fact that the Trustee approved or participated in the act being challenged in the demand if the act resulted in no material personal benefit to the Trustee or, if the Trustee is also a Shareholder, no material personal benefit that is not shared pro rata with other Shareholders of the Series or Class of which the Trustee is a Shareholder.

(f)                For purposes of this Section 2.11, the Trustees may designate a committee to consider a demand by Shareholders. Such committee (or the Trustees in the absence of a committee) shall be entitled to retain counsel or other advisers in considering the merits of the demand.

(g)               Any diminution in the value of the Shareholder’s shares, or any other claim arising out of or relating to an allegation regarding the actions, inaction, or omissions of or by the Trustees, the Trust’s officers, or the Investment Adviser is a legal claim belonging only to the Trust and not to the Shareholders individually. Accordingly, all Shareholders shall be bound to bring any and all such claims pursuant only to the provisions of Section 2.11(c) - (e). For these purposes, the Trust is deemed to be a separate and distinct legal entity.

(h)               In the event that any current or former Shareholder or anyone on such a Shareholder’s behalf (each, a “Claiming Party”) initiates or asserts any claim in a derivative action brought by or in the right of the Trust or a Series (“Claim”) or joins, offers substantial assistance to or has a direct financial interest in any Claim against the Trust or Series and/or any Trustee, Trust officer or the Investment Adviser (the “Defendants”), then to the fullest extent permitted by law, either (i) if the Claiming Parties are found to have brought or maintained the Claim without reasonable cause or for an improper purpose, then each Claiming Party shall be obligated jointly and severally to reimburse the Defendants’ reasonable expenses, including counsel fees, incurred in defending the Claim or (ii) if the Claim is found to have resulted in a substantial benefit to the Trust or Series, the Trust or Series shall be obligated to reimburse the Claiming Parties’ reasonable expenses, including counsel fees, incurred in pursuing the Claim.

Section 2.12.      Number of Trustees. The initial Trustees shall be the persons initially signing this Declaration. The number of Trustees (other than the initial Trustees) shall be fixed from time to time by a majority of the Trustees then in office; provided, that there shall be at least one (1) Trustee.

Section 2.13.      Election and Term.

(a)                Except for the Trustees named herein or appointed to fill vacancies pursuant to Section 2.15 hereof and subject to voting rights established with respect to a Class or Series, the Trustees may succeed themselves and shall be elected by the Shareholders owning of record a plurality of the Shares voting at a meeting of Shareholders on a date fixed by the Trustees. Except in the event of resignations or removals pursuant to Section 2.14 hereof or prior to the initial issuance of Shares, each Trustee shall hold office until such time as less than a Majority of the Trustees holding office has been elected by Shareholders. In such event the Trustees then in office shall call a Shareholders’ meeting for the election of Trustees. Except for the foregoing circumstances, the Trustees shall continue to hold office and may appoint successor Trustees.

(b)               Subject to the voting rights established with respect to a particular Series or Class, each Trustee shall hold office for life or until his successor is elected or the Trust terminates. Notwithstanding the foregoing but subject to the voting rights established with respect to a particular Series or Class, (1) any Trustee may resign by delivering to the other Trustees or to any Trust officer a written resignation effective upon such delivery or a later date specified therein; (2) any Trustee may be removed with cause at any time by a written instrument signed by at least three-quarters of the then Trustees, specifying the effective date of removal; (3) any Trustee who requests to be retired, or who is declared bankrupt or has become physically or mentally incapacitated or is otherwise unable to serve, may be retired by a written instrument signed by a Majority of the other Trustees, specifying the effective date of retirement; and (4) any Trustee may be removed, are provided in Section 2.14 hereof.

(c)                The Board of Trustees shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Trustees constituting the entire Board of Trustees. Within the limits above specified, the number of the Trustees in each class shall be determined by resolution of the Board of Trustees. The Trustees may also determine by resolution those Trustees in each Class that shall be elected by Shareholders of a particular Class of Shares (e.g., by a Class of Preferred Shares). The term of office of the Class I shall expire on the date of the first annual meeting of Shareholders following the effective date of the Registration Statement relating to the Common Shares under the Securities Act of 1933. The term of the Class II shall expire on the date of the second annual meeting of Shareholders following the effective date of the Registration Statement relating to the Common Shares under the Securities Act. The term of the Class III shall expire on the date of the third annual meeting of Shareholders following the effective date of the Registration Statement relating to the Common Shares under the Securities Act of 1933. Upon expiration of the term of office of each class as set forth above, the number of Trustees in such class, as determined by the Board of Trustees, shall be elected for a term expiring on the date of the third annual meeting of Shareholders following such expiration to succeed the Trustees whose terms of office expire. The Trustees shall be elected at an annual meeting of the Shareholders or special meeting in lieu thereof called for that purpose.

Section 2.14.      Resignation and Removal. Any Trustee may resign his trust or retire as a Trustee, by a written instrument signed by him and delivered to the other Trustees or to any officer of the Trust, and such resignation or retirement shall take effect upon such delivery or upon such later date as is specified in such instrument. At any meeting called for the purpose, a Trustee elected solely by the holders of the Preferred Shares may be removed from his office during his term, with or without cause, but only by action of the holders of at least a majority of the outstanding Preferred Shares, voting separately as a Class, and any other Trustee may be removed from his office during his term, but only for cause and only by action of the holders of at least seventy-five percent (75%) of the Outstanding Shares entitled to vote thereon; provided, however, that if termination of a Trustee (other than a Trustee elected solely by the holders of the Preferred Shares) is recommended by three quarters of the total number of Trustees then in office, the voting of the holders of a majority of the Outstanding Shares shall be sufficient to remove such Trustee. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any trust property or property of any Series or Class of the Trust held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

Section 2.15.      Vacancies. Whenever a vacancy shall exist in the Board of Trustees, regardless of the reason for such vacancy, the remaining Trustees shall appoint any person as they determine in their sole discretion to fill that vacancy, consistent with the limitations under the 1940 Act, provided, that if the Shareholders of any Class or Series of Shares are entitled separately to elect one or more Trustees, a majority of the remaining Trustees or the sole remaining Trustee elected by that Class or Series may fill any vacancy among the number of Trustees elected by that Class or Series. Such appointment shall be made by a written instrument signed by a Majority of the Trustees or by a resolution of the Trustees, duly adopted and recorded in the records of the Trust, specifying the effective date of the appointment. The Trustees may appoint a new Trustee as provided above in anticipation of a vacancy expected to occur because of the retirement, resignation or removal of a Trustee, or an increase in number of Trustees, provided that such appointment shall become effective only at or after the expected vacancy occurs. As soon as any such Trustee has accepted his appointment in writing, the trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder. The Trustees’ power of appointment is subject to Section 16(a) of the 1940 Act. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in this Article II, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration. The death, declination to serve, resignation, retirement, removal or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

Section 2.16.      Delegation of Power to Other Trustees. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six (6) months at any one time to any other Trustee or Trustees; provided that in no case shall fewer than two (2) Trustees personally exercise the powers granted to the Trustees under this Declaration except as herein otherwise expressly provided.

Article III

CONTRACTS

Section 3.1.          Underwriting Contract. The Trustees may in their discretion from time to time enter into an exclusive or non-exclusive underwriting contract or contracts providing for the sale of the Shares, whereby the Trustees may either agree to sell the Shares to the other party to the contract or appoint such other party as their sales agent for the Shares, and in either case on such terms and conditions, if any, as may be prescribed in the By-laws, and such further terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article III or of the By-laws; and such contract may also provide for the repurchase of the Shares by such other party as agent of the Trustees.

Section 3.2.          Advisory or Management Contract. The Trustees may in their discretion from time to time enter into one or more investment advisory or management contracts or, if the Trustees establish multiple Series, separate investment advisory or management contracts with respect to one or more Series whereby the other party or parties to any such contracts shall undertake to furnish the Trust or such Series management, investment advisory, administration, accounting, legal, statistical and research facilities and services, promotional or marketing activities, and such other facilities and services, if any, as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of the Declaration, the Trustees may authorize the Investment Advisers, or any of them, under any such contracts (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of portfolio securities and other investments of the Trust on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of such Investment Advisers, or any of them (and all without further action by the Trustees). Any such purchases, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees. The Trustees may, in their sole discretion, call a meeting of Shareholders in order to submit to a vote of Shareholders at such meeting the approval or continuance of any such investment advisory or management contract. If the Shareholders of any one or more of the Series of the Trust should fail to approve any such investment advisory or management contract, the Investment Adviser may nonetheless serve as Investment Adviser with respect to any Series whose Shareholders approve such contract.

Section 3.3.          Administration Agreement. The Trustees may in their discretion from time to time enter into an administration agreement or, if the Trustees establish multiple Series or Classes, separate administration agreements with respect to each Series or Class, whereby the other party to such agreement shall undertake to manage the business affairs of the Trust or of a Series or Class thereof and furnish the Trust or a Series or a Class thereof with office facilities, and shall be responsible for the ordinary clerical, bookkeeping and recordkeeping services at such office facilities, and other facilities and services, if any, and all upon such terms and conditions as the Trustees may in their discretion determine.

Section 3.4.          Service Agreement. The Trustees may in their discretion from time to time enter into Service Agreements with respect to one or more Series or Classes thereof whereby the other parties to such Service Agreements will provide administration and/or support services pursuant to administration plans and service plans, and all upon such terms and conditions as the Trustees in their discretion may determine.

Section 3.5.          Transfer Agent. The Trustees may in their discretion from time to time enter into a transfer agency and shareholder service contract whereby the other party to such contract shall undertake to furnish transfer agency and shareholder services to the Trust. The contract shall have such terms and conditions as the Trustees may in their discretion determine not inconsistent with the Declaration. Such services may be provided by one or more Persons.

Section 3.6.          Custodian. The Trustees may appoint or otherwise engage one or more banks or trust companies, each having an aggregate capital, surplus and undivided profits (as shown in its last published report) of at least two million dollars ($2,000,000) to serve as Custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-laws of the Trust. The Trustees may also authorize the Custodian to employ one or more sub-custodians, including such foreign banks and securities depositories as meet the requirements of applicable provisions of the 1940 Act, and upon such terms and conditions as may be agreed upon between the Custodian and such sub-custodian, to hold securities and other assets of the Trust and to perform the acts and services of the Custodian, subject to applicable provisions of law and resolutions adopted by the Trustees.

Section 3.7.          Affiliations of Trustees or Officers, Etc. The fact that:

(a)            any of the Shareholders, Trustees or officers of the Trust or any Series thereof is a shareholder, director, officer, partner, trustee, employee, manager, adviser or distributor of or for any partnership, corporation, trust, association or other organization or of or for any parent or affiliate of any organization, with which a contract of the character described in Sections 3.1, 3.2, 3.3 or 3.4 above or for services as Custodian, Transfer Agent or disbursing agent or for providing accounting, legal and printing services or for related services may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder of or has an interest in the Trust, or that

(b)           any partnership, corporation, trust, association or other organization with which a contract of the character described in Sections 3.1, 3.2, 3.3 or 3.4 above or for services as Custodian, Transfer Agent or disbursing agent or for related services may have been or may hereafter be made also has any one or more of such contracts with one or more other partnerships, corporations, trusts, associations or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

Section 3.8.          Compliance with 1940 Act. Any contract entered into pursuant to Sections 3.1 or 3.2 shall be consistent with and subject to the requirements of Section 15 of the 1940 Act (including any amendment thereof or other applicable Act of Congress hereafter enacted), as modified by any applicable order or orders of the Commission, with respect to its continuance in effect, its termination and the method of authorization and approval of such contract or renewal thereof.

Article IV

LIMITATIONS OF LIABILITY OF SHAREHOLDERS, TRUSTEES AND OTHERS

Section 4.1.          No Personal Liability of Shareholders, Trustees, Etc. No Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust or any Series thereof. No Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its Shareholders, in connection with Trust Property or the affairs of the Trust, except to the extent arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee, officer, employee, or agent, as such, of the Trust or any Series thereof, is made a party to any suit or proceeding to enforce any such liability of the Trust or any Series thereof, he shall not, on account thereof, be held to any personal liability. The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities, to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) out of the Trust Property for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. The indemnification and reimbursement required by the preceding sentence shall be made only out of assets of the one or more Series whose Shares were held by said Shareholder at the time the act or event occurred which gave rise to the claim against or liability of said Shareholder. The rights accruing to a Shareholder under this Section 4.1 shall not impair any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust or any Series thereof to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

Section 4.2.          Non-Liability of Trustees, Etc. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall not be liable for errors of judgment or mistakes of fact or law. No Trustee, officer, employee or agent of the Trust or any Series thereof shall be liable to the Trust, its Shareholders, or to any Shareholder, Trustee, officer, employee, or agent thereof for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that, at law or in equity, a Trustee is found to have duties and liabilities relating thereto to the Trust, the Shareholders or any other Person, a Trustee acting under this Declaration shall not be liable to the Trust, the Shareholders or any other Person if the Trustee has relied in good faith on the provisions of this Declaration.

Section 4.3.          Mandatory Indemnification.

(a)                Subject to the exceptions and limitations contained in paragraph (b) below:

(i)           every person who is, or has been, a Trustee, officer, employee or agent of the Trust (including any individual who serves at its request as director, officer, partner, trustee or the like of another organization in which it has any interest as a shareholder, creditor or otherwise) shall be indemnified by the Trust, or by one or more Series thereof if the claim arises from his or her conduct with respect to only such Series, to the fullest extent permitted by law against all liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee, officer, employee or agent of the Trust and against amounts paid or incurred by him in the settlement thereof;

(ii)           the words “claim,” “action,” “suit,” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal, or other, including appeals), actual or threatened; and the words “liability” and “expenses” shall include, without limitation, attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

(b)               To the extent required to the 1940 Act, no indemnification shall be provided hereunder to a Trustee, officer, employee or agent of the Trust:

(i)           With respect to any matter as to which he shall have been fully adjudicated to be liable to the Trust, a Series thereof or the Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office as expressly set forth herein;

(ii)           in the event of a settlement or other disposition not involving a final adjudication as provided in paragraph (b)(i) resulting in a payment by a Trustee or officer, unless there has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office as expressly set forth herein:

(A)             by the court or other body approving the settlement or other disposition;

(B)              based upon a review of readily available facts (as opposed to a full trial-type inquiry) by (x) vote of a majority of the Non-interested Trustees acting on the matter (provided that a majority of the Non-interested Trustees then in office act on the matter) or (y) written opinion of independent legal counsel; or

(C)              by a vote of a majority of the Outstanding Shares and entitled to vote (excluding Shares owned of record or beneficially by such individual).

(c)                The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Trustee, officer, employee or agent of the Trust may now or hereafter be entitled, shall continue as to a Person who has ceased to be such Trustee or officer and shall inure to the benefit of the heirs, executors, administrators and assigns of such a Person. Nothing contained herein shall affect any rights to indemnification to which personnel of the Trust or any Series thereof other than Trustees and officers may be entitled by contract or otherwise under law.

(d)               Expenses of preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in paragraph (a) of this Section 4.3 may be advanced by the Trust or a Series thereof prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Section 4.3, provided that either:

(a)                such undertaking is secured by a surety bond or some other appropriate security provided by the recipient, or the Trust or Series thereof shall be insured against losses arising out of any such advances; or

(b)               a majority of the Non-interested Trustees acting on the matter (provided that a majority of the Non-interested Trustees act on the matter) or an independent legal counsel in a written opinion shall determine, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

(e)                Any repeal or modification of this Article IV or adoption or modification of any other provision of this Declaration inconsistent with this Article IV shall be prospective only to the extent that such repeal or modification would, if applied retroactively, adversely affect any limitation on the liability of any person or indemnification or right to advancement of any expense available to any person with respect to any act or omission that occurred prior to such repeal, modification or adoption.

As used in this Section 4.3, a “Non-interested Trustee” is one who (i) is not an “Interested Person” of the Trust (including anyone who has been exempted from being an “Interested Person” by any rule, regulation or order of the Commission), and (ii) is not involved in the claim, action, suit or proceeding.

Section 4.4.          No Bond Required of Trustees. No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

Section 4.5.          No Duty of Investigation; Notice in Trust Instruments, Etc. No purchaser, lender, Transfer Agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust or a Series thereof shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security of the Trust or a Series thereof or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust or a Series thereof. Every written obligation, contract, instrument, certificate, Share, other security of the Trust or a

Series thereof or undertaking made or issued by the Trustees may recite that the same is executed or made by them not individually, but as Trustees under the Declaration, and that the obligations of the Trust or a Series thereof under any such instrument are not binding upon any of the Trustees or Shareholders individually, but bind only the Trust Property or the Trust Property of the applicable Series, and may contain any further recital which they may deem appropriate, but the omission of such recital shall not operate to bind the Trustees individually. The Trustees shall at all times maintain insurance for the protection of the Trust Property or the Trust Property of the applicable Series, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

Section 4.6.          Reliance on Experts, Etc. Each Trustee, officer or employee of the Trust or a Series thereof shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the provisions of this Declaration, the books of account or other records of the Trust or a Series thereof, upon an opinion of counsel, or upon reports made to the Trust or a Series thereof by any of its officers or employees or by the Investment Adviser, the Administrator, the Underwriter, Transfer Agent, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

Article V

SHARES OF BENEFICIAL INTEREST

Section 5.1.          Beneficial Interest. The interest of the beneficiaries hereunder shall be divided into transferable Shares of beneficial interest, with or without par value, as determined by the Trustees. The number of such Shares of beneficial interest authorized hereunder is unlimited. The Trustees shall have the exclusive authority without the requirement of Shareholder approval to establish and designate one or more Series of shares and one or more Classes thereof as the Trustees deem necessary or desirable. Subject to the rights, preferences and limitations applicable to a specific Class, each Share of any Series shall represent an equal proportionate share in the assets of that Series with each other Share in that Series. All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend in Shares or a split in Shares, shall be fully paid and nonassessable.

Section 5.2.          Rights of Shareholders. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights specifically set forth in this Declaration. For the avoidance of doubt, Shareholders shall have no rights, privileges, claims or remedies under any contract or agreement entered into by the Trust or any Series thereof with any service provider or other agent to or contractor with the Trust or a Series thereof, including, without limitation, any third party beneficiary rights. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights, except as the Trustees may determine with respect to any Series or Class of Shares.

Section 5.3.          Trust Only; Implied Duties. It is the intention of the Trustees to create a voluntary association with transferable shares (commonly known as a business trust) of the type referred to in Chapter 182 of the General Laws of the Commonwealth of Massachusetts. It is not the intention of the Trustees to create a general partnership, limited partnership, joint venture, joint stock association or company, corporation, bailment or any form of legal relationship other than a Massachusetts business trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members or joint venturers. Duties of the Trustees are limited to those imposed by applicable law or expressly stated herein.

Section 5.4.          Issuance of Shares. The Trustees in their discretion may, from time to time without a vote of the Shareholders, issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares and Shares held in the treasury. The Trustees may from time to time divide or combine the Shares of the Trust or, if the Shares be divided into Series or Classes, of any Series or any Class thereof of the Trust, into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust or in the Trust Property allocated or belonging to such Series or Class. Subject to the rights, preferences and limitations as a Class, contributions to the Trust or Series thereof may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1000ths of a Share or integral multiples thereof.

Section 5.5.          Register of Shares. A register shall be kept at the principal office of the Trust or an office of the Transfer Agent which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as provided herein or in the By-laws, until he has given his address to the Transfer Agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate rules and regulations as to their use.

Section 5.6.          Transfer of Shares. Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or the Transfer Agent of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or the Transfer Agent, but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

Section 5.7.          Notices. Any and all notices to which any Shareholder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the register of the Trust.

Section 5.8.          Treasury Shares. Shares held in the treasury shall, until resold pursuant to Section 5.4, not confer any voting rights on the Trustees, nor shall such Shares be entitled to any dividends or other distributions declared with respect to the Shares.

Section 5.9.          Voting Powers. The Shareholders shall have power to vote only (a) for the election of Trustees as provided in Section 2.13; (b) with respect to termination of the Trust or a Series or Class thereof as provided in Section 7.2; (c) with respect to a merger, consolidation or sale of assets as provided in Section 7.2; (d) with respect to a conversion from a “closed-end fund” to an “open-end fund” as provided in Section 7.4; (e) with respect to incorporation of the Trust to the extent and as provided in Section 7.5; (f) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or a Series thereof or the Shareholders of either; and (g) with respect to such additional matters relating to the Trust as may be required by this Declaration, the By-laws or any registration of the Trust as an investment company under the 1940 Act with the Commission (or any successor agency) or as the Trustees may consider necessary or desirable. On any matter required or permitted to be voted on by the Shareholders, all Shares then entitled to vote shall be voted in the aggregate as a single class without regard to Class or Series, except (i) when required by this Declaration of Trust, the By-Laws or by the 1940 Act, or when the Trustees shall have determined that any matter to be submitted to a vote of the Shareholders affects the rights or interests of the Shareholders of one or more Classes or Series materially differently, Shares shall be voted by individual Class or Series; and (ii) when the Trustees shall have determined that the matter affects only the interests of one or more Classes or Series, then only the Shareholders of such Class or Classes or Series shall be entitled to vote thereon. Each Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. The Trustees may, in conjunction with the establishment of any further Series or any Classes of Shares, establish conditions under which the several Series or Classes of Shares shall have separate voting rights or no voting rights. There shall be no cumulative voting in the election of Trustees. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration or the By-laws to be taken by Shareholders, including the approval of any amendment to the Declaration. The By-laws may include further provisions for Shareholders’ votes and meetings and related matters.

Section 5.10.      Meetings of Shareholders. Except as required with the listing of the Common Shares, no annual or regular meetings of Shareholders are required. Special meetings of the Shareholders, including meetings involving only the holders of Shares of one or more but less than all Series or Classes thereof, may be called at any time by the Chairman of the Board, President, or any Vice-President of the Trust, and shall be called by the President or the Secretary at the request, in writing or by resolution, of a Majority of the Trustees, or at the written request of the holder or holders of twenty-five percent (25%) or more of the total number of Outstanding Shares of the Trust entitled to vote at such meeting. Meetings of the Shareholders of any Series shall be called by the President or the Secretary at the written request of the holder or holders of twenty-five percent (25%) or more of the total number of Outstanding Shares of such Series of the Trust entitled to vote at such meeting. Any such request shall state the purpose of the proposed meeting.

Section 5.11.      Series or Class Designation. The Trust shall consist of one or more Series. Without limiting the authority of the Trustees to establish and designate any further Series or Classes, the Trustees hereby establish a single Series, designated John Hancock Preferred Income Fund II, and one Class of Shares, designated as the Common Shares. Each additional Series shall be established and is effective upon the adoption of a resolution of a Majority of the Trustees or any alternative date specified in such resolution. The Trustees may designate the relative rights and preferences of the Shares of each Series. The Trustees may divide the Shares of any Series into Classes. Any Shares of any further Series and Classes that may from time to time be established and designated by the Trustees shall be established and designated, and the variations in the relative rights and preferences as between the different Series shall be fixed and determined by the Trustees; provided, that all Shares shall be identical except for such variations as shall be fixed and determined between different Series or Classes by the Trustees in establishing and designating such Class or Series. Unless otherwise designated by the Trustees in the By-laws or resolutions establishing a Class, the purchase price, the method of determining the net asset value, and the relative liquidation, voting, dividend and other rights and preferences of holders of a Class shall be as set forth in the Trust’s Registration Statement on Form N-2 under the Securities Act of 1933 and/or the 1940 Act relating to the issuance of Shares of such Class. To the extent that the Trustees authorize and issue Preferred Shares of any Class or Series, they are hereby authorized and empowered to amend or supplement this Declaration, including an amendment or modification to the rights of any Outstanding Shares at the time of such amendment or supplement, as they deem necessary or appropriate, including to comply with the requirements of the 1940 Act or requirements imposed by the rating agencies or other Persons, all without the approval of Shareholders. Any such supplement or amendment shall be filed as is necessary. The Trustees are also authorized to take such actions and retain such persons as they see fit to offer and sell such securities.

All references to Shares in this Declaration shall be deemed to be Shares of any or all Series or Classes as the context may require. The Trust shall maintain separate and distinct records for each Series and hold and account for the assets thereof separately from the other assets of the Trust or of any other Series. A Series may issue any number of Shares or any Class thereof and need not issue Shares. Except as otherwise provided with respect to a specific Class, each Share of a Series shall represent an equal beneficial interest in the net assets of such Series. Each holder of Shares of a Series or a Class thereof shall be entitled to receive his pro rata share of all distributions made with respect to such Series or Class. Upon redemption of his Shares, such Shareholder shall be paid solely out of the funds and property of such Series. The Trustees may adopt and change the name of any Series or Class.

Section 5.12.      Record Dates. Except as otherwise provided in the By-Laws, for the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend or distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding 30 days (except at or in connection with the termination of the Trust), as the Trustees may determine; or without closing the transfer books the Trustees may fix a reasonable date and time prior to the date of any meeting of Shareholders or other action as the date and time of record for the determination of Shareholders entitled to vote at such meeting or any adjournment thereof or to be treated as Shareholders of record for purposes of such other action, and any Shareholder who was a Shareholder at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action, even though he has since that date and time disposed of his Shares, and no Shareholder becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action.

Section 5.13.      Quorum and Required Vote. A majority of the Shares entitled to vote shall be a quorum for the transaction of business at a Shareholders’ meeting, except that where the By-Laws so require or the Trustees provide that holders of any Class or Classes or Series shall vote as a Class or Classes or Series, then a majority of the aggregate number of Shares of that Class or Classes or Series entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Class or Classes or Series. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held within a reasonable time after the date set for the original meeting without the necessity of further notice. Except when a different vote is required by any provision of the By-Laws or this Declaration or, when such a different vote is not specifically provided in this Declaration or the By-Laws, the Trustees shall in their discretion require a different vote or the vote of a majority of different percentage of the Shares of one or more particular Classes or Series, a majority of the Shares voted shall decide any question and a plurality shall elect a Trustee.

Section 5.14.      Action by Written Consent. Any action may be taken by Shareholders without a meeting if the holders of a majority of the Outstanding Shares entitled to vote on the matter (or such different proportion thereof as shall be required by any express of this Declaration or the By-Laws or as shall be permitted by the Trustees) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Section 5.15.      Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted stockholders of a Massachusetts business corporation under the Massachusetts Business Corporation Law.

Section 5.16.      Additional Provisions. The By-Laws may include further provisions for Shareholders’ votes and meetings and related matters.

Section 5.17.      Bound by Declaration of Trust. Every Shareholder, by virtue of having become a Shareholder, shall be bound by the terms hereof.

Article VI

DETERMINATION OF NET ASSET VALUE, NET INCOME AND DISTRIBUTIONS

Section 6.1.          Net Asset Value. The net asset value of each Outstanding Common Share of the Trust or of each Series or Class thereof shall be determined on such days and at such time or times as the Trustees may determine. The value of the assets of the Trust or any Series thereof and the net asset value of Outstanding Shares may be determined in such manner as shall be approved by the Trustees and consistent with the 1940 Act.

Section 6.2.          Distributions to Shareholders.

(a)                Subject to the rights, preferences and limitations of any Class or Series of Shares, the Trustees shall from time to time distribute ratably among the Shareholders of the Trust or of a Series or Class thereof such proportion of the net profits, surplus (including paid-in surplus), capital, or assets of the Trust or such Series held by the Trustees as they may deem proper. Such distributions may be made in cash or property (including without limitation any type of obligations of the Trust or Series or Class or any assets thereof), and the Trustees may distribute ratably among the Shareholders of the Trust or Series or Class thereof additional Shares of the Trust or Series or Class thereof issuable hereunder in such manner, at such times, and on such terms as the Trustees may deem proper. Subject to the rights, preferences, and limitations of any Class or Series of Shares, such distributions may be among the Shareholders of the Trust or Series or Class thereof at the time of declaring a distribution or among the Shareholders of the Trust or Series or Class thereof at such other date or time or dates or times as the Trustees shall determine. The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or a Series or Class thereof or to meet obligations of the Trust or a Series or Class thereof, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate. The Trustees may in their discretion determine that an account administration fee or other similar charge may be deducted directly from the income and other distributions paid on Shares to a Shareholder’s account in each Series or Class.

(b)               Inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust or a Series or Class thereof to avoid or reduce liability for taxes.

Section 6.3.          Redemptions. Except as provided with respect to a particular Class in the By-laws or the resolutions establishing such Class, Shares of the Trust will not be redeemed or repurchased by the Trust, except as the Trustees shall determine from time to time, and the Trust shall be under no obligation to redeem or repurchase Shares. The Trustees may specify conditions, prices, and places of redemption, may specify binding requirements for the proper form or forms of requests for redemption and may specify the amount of any deferred sales charge to be withheld from redemption proceeds. Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or as used in such determination of net asset value, or may be in cash. Upon redemption, Shares may be reissued from time to time. The Trustees may require Shareholders to redeem Shares for any reason under terms set by the Trustees, including, but not limited to, the failure of a Shareholder to supply a taxpayer identification number if required to do so, or to have the minimum investment required, or to pay when due for the purchase of Shares issued to him. To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Shares required by them for payment of amounts due and owing by a Shareholder to the Trust or any Series or Class or any governmental authority. Notwithstanding the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right of the Shareholders to require any Series or Class to redeem Shares during any period of time when and to the extent permissible under the 1940 Act.

Section 6.4.          Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of Article VI, but subject to Section 5.11 hereof, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the per Share net asset value of the Shares of the Trust or a Series or Class thereof or net income of the Trust or a Series or Class thereof, or the declaration and payment of dividends and distributions as they may deem necessary or desirable. Without limiting the generality of the foregoing, the Trustees may establish several Series or Classes of Shares in accordance with Section 5.11.

Article VII

DURATION; TERMINATION OF TRUST OR A SERIES OR CLASS; AMENDMENT; MERGERS, ETC.

Section 7.1.          Duration. The Trust shall continue without limitation of time but subject to the provisions of this Article VII.

Section 7.2.          Termination or merger of the Trust or a Series or a Class; Sale of all or substantially all of the assets of the Trust. This Trust shall have perpetual existence. Subject to the affirmative vote of not less than three-quarters of the Outstanding Shares and entitled to vote of the Trust or of each Series to be affected (with the Common Shares and Preferred Shares voting as a single class), the Trustees may:

(a)                sell and convey all or substantially all of the assets (other than a sale in the ordinary course of the Trust’s business, which shall not require approval by Shareholders) of all Series or any affected Series to another Series or to any other corporation, association, trust or other organization, or a series thereof, for adequate consideration, which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust or any affected Series, and which may include Shares of or interests in such Series, entity, or series thereof;

(b)               merge the Trust or any Series with or into, consolidate or exchange Shares with any other entity; or

(c)                the terminate of the Trust or any Series thereof;

provided, however if at least three-quarters of the Trustees then in office have approved the transactions in (a), (b) or (c) above, then such actions may be approved by the affirmative vote of a majority of the Shares outstanding and entitled to vote of the Trust or the affected Series; provided, further, that Shareholder approval shall not be required for any transaction, whether deemed a merger, consolidation, reorganization or otherwise whereby the Trust issues Shares in connection with the acquisition of assets (including those subject to liabilities) from any other investment company or similar entity.

Section 7.3.          Amendment Procedure. All rights granted to the Shareholders under this Declaration of are granted subject to the reservation of the right to amend this Declaration as herein provided, except that no amendment shall repeal or adversely affect the limitation on personal liability of any Shareholder or Trustee, or the prohibition of assessment upon the Shareholders except as herein provided, without the express consent of each Shareholder or Trustee involved. Subject to the foregoing, this Declaration may be amended at any time by the Trustees, except that the Trustees may not amend this Declaration to eliminate the rights of Shareholders of any Class or Series to vote on any amendment of this Declaration or the By-Laws or alter or amend the percentage of voting shares required to approve any amendment or action which requires a Shareholder vote under this Declaration or the By-Laws unless an equivalent vote has authorized such an amendment of the Declaration or By-Laws. To the extent that the Trustees authorize and issue Preferred Shares of any Class or Series, they are hereby authorized and empowered to amend or supplement this Declaration, including an amendment or modification to the rights of any Outstanding Shares at the time of such amendment or supplement, as they deem necessary or appropriate, including to comply with the requirements of the 1940 Act or requirements imposed by the rating agencies or other Persons, all without the approval of Shareholders. Except for any amendment in connection with the establishment of the rights, preference and limitation of a new Class or Series of Shares, any amendment which adversely affects the holders of one or more Classes or Series of Shares shall require a vote of the Shareholders holding a majority of the Shares of each Class or Series so adversely affected and entitled to vote thereon and no vote of Shareholders of any Class or Series not so adversely affected shall be required, except that any amendment of any provision of

(a)                Section 7.1, 7.2 or this subclause (a) of Section 7.3 of Article VII shall require a vote of the Shareholders holding seventy-five percent (75%), regardless of the percentage of Trustees recommending such amendment, or

(b)               Sections 2.13 and 2.14 of Article II, Section 5.13 of Article V or this subclause (b) of Section 7.3 of Article VII shall require the vote of the Shareholders holding

75%, regardless of the percentage of Trustees recommending such amendment of the shares of each Class and Series entitled to vote thereon.

Any amendment of any provision of Section 7.3 of Article VII shall require (x) the vote of a majority of the total number of Trustees then in office if such amendment is approved by a vote of at least seventy-five percent (75%) of the Preferred Shares then outstanding and the Common Shares then outstanding, voting together as a Class or (y) the vote of at least two-thirds of the total number of Trustees then in office, if such amendment is approved by a vote of a majority of the Preferred Shares then outstanding and the Common Shares then outstanding, voting together as a Class. Amendments having the purpose of changing the name of the Trust or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein shall not require authorization by Shareholder vote. A certificate signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid or a copy of the Declaration, as amended, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

The Trust’s filings with the Securities and Exchange Commission (including but not limited to: registration statements and supplements thereto, proxy statements, annual and semi-annual shareholder reports, Form N-Q, Form N-PX and related filings and disclosures) shall not be deemed to modify the provisions of this Declaration of Trust.

Section 7.4.          Conversion. Subject to the rights of any Series or Class of Shares the Trust may not be converted from a “closed-end company” to an “open-end company” as those terms are defined in the 1940 Act unless authorized by the vote of the holders of at least a majority of the Outstanding Shares at a meeting of Shareholders called by the Trustees for such purpose; provided that such conversion has been approved by the vote of at least three quarters of the total number of Trustees then in office. Subject to the rights of any Series or Class of Shares the conversion from a closed-end company to an open-end company is not approved by a vote of at least three quarters of the total number of Trustees then in office, such conversion may be authorized by (a) the vote of at least a majority of the total number of Trustees then in office and (b) the vote of at least seventy-five percent (75%) of the Outstanding Shares at a meeting of Shareholders called for such purpose. Upon the adoption of such proposal and related amendments by the Trust’s Shareholders and Trustees as provided above, the Trust shall, upon complying with any requirements of the 1940 Act and state law, become and “open-end” investment company. Such affirmative vote or consent shall be in addition to the vote or consent of the holder of the Shares otherwise required by law or any agreement between the Trust and any national securities exchange.

Section 7.5.          Incorporation. The Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all or any portion of the Trust Property or the Trust Property allocated or belonging to such Series or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer all or any portion of the Trust Property or the Trust Property allocated or belonging to such Series to any such corporation, trust, association or organization in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization, or any corporation, partnership, trust, association or organization in which the Trust or such Series holds or is about to acquire shares or any other interest. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring all or a portion of the Trust Property to such organization or entities.

Article VIII

REPORTS TO SHAREHOLDERS

The Trustees shall submit to the Shareholders of each Series such written financial reports of the transactions of the Trust and Series thereof, including financial statements which shall at least annually be certified by independent public accountants, as necessary, or shall be required by the 1940 Act.

Article IX

MISCELLANEOUS

Section 9.1.          Execution and Filing. This Declaration and any amendment hereto shall be filed in the office of the Secretary of State of The Commonwealth of Massachusetts and in such other places as may be required under the laws of Massachusetts and may also be filed or recorded in such other places as the Trustees deem appropriate. Each amendment so filed shall be accompanied by a certificate signed and acknowledged by a Trustee stating that such action was duly taken in a manner provided herein, and unless such amendment or such certificate sets forth some later time for the effectiveness of such amendment, such amendment shall be effective upon its execution. A restated Declaration, integrating into a single instrument all of the provisions of the Declaration which are then in effect and operative, may be executed from time to time by a Majority of the Trustees and filed with the Secretary of State of The Commonwealth of Massachusetts. A restated Declaration shall, upon execution, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

Section 9.2.          Governing Law. This Declaration is executed by the Trustees and delivered in The Commonwealth of Massachusetts and with reference to the laws thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said Commonwealth.

Section 9.3.          Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

Section 9.4.          Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust appears to be a Trustee hereunder, certifying (a) the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-laws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.

Section 9.5.          Provisions in Conflict with Law or Regulations. (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code of 1986 or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

(b)           If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 22nd day of January, 2016.

/s/ James M. Oates	/s/ Charles L. Bardelis
James M. Oates	Charles L. Bardelis
As Trustee and not individually,	As Trustee and not individually,
601 Congress Street	601 Congress Street
Boston, M A 0221 0	Boston, M A 0221 0

/s/ Peter S. Burgess	/s/ William H. Cunningham
Peter S. Burgess	William H. Cunningham
As Trustee and not individually,	As Trustee and not individually,
601 Congress Street	601 Congress Street
Boston, M A 0221 0	Boston, M A 0221 0

/s/ Grace K. Fey	/s/ Theron S. Hoffman
Grace K. Fey	Theron S. Hoffman
As Trustee and not individually,	As Trustee and not individually,
601 Congress Street	601 Congress Street
Boston, M A 0221 0	Boston, M A 0221 0

/s/ Deborah C. Jackson	/s/ Hassell H. McClellan
Deborah C. Jackson	Hassell H. McClellan
As Trustee and not individually,	As Trustee and not individually,
601 Congress Street	601 Congress Street
Boston, M A 0221 0	Boston, M A 0221 0

/s/ Steven R. Pruchansky	/s/ Gregory A. Russo
Steven R. Pruchansky	Gregory A. Russo
As Trustee and not individually,	As Trustee and not individually,
601 Congress Street	601 Congress Street
Boston, M A 0221 0	Boston, M A 0221 0

/s/ James R. Boyle	/s/ Craig Bromley
James R. Boyle	Craig Bromley
As Trustee and not individually,	As Trustee and not individually,
601 Congress Street	601 Congress Street
Boston, M A 0221 0	Boston, M A 0221 0

/s/ Warren A. Thomson
Warren A. Thomson
As Trustee and not individually,
601 Congress Street
Boston, M A 0221 0